Report of Independent
Registered Public Accounting
Firm
The Board of Directors and
Shareholders
The Asia Pacific Fund, Inc.:

In planning and performing our
audit of the financial statements
of The Asia Pacific Fund, Inc.
(hereafter referred to as the
"Fund") as of and for the year
ended March 31, 2012, in
accordance with the standards of
the Public Company Accounting
Oversight Board (United States),
we considered the Fund's internal
control over financial reporting,
including controls over
safeguarding securities, as a basis
for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements of
Form N-SAR, but not for the
purpose of expressing an opinion
on the effectiveness of the Fund's
internal control over financial
reporting. Accordingly, we
express no such opinion.

Management of the Fund is
responsible for establishing and
maintaining effective internal
control over financial reporting. In
fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls. A fund's
internal control over financial
reporting is a process designed to
provide reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial
statements for external purposes
in accordance with generally
accepted accounting principles. A
fund's internal control over
financial reporting includes those
policies and procedures that (1)
pertain to the maintenance of
records that, in reasonable detail,
accurately and fairly reflect the
transactions and dispositions of
the assets of the Fund; (2) provide
reasonable assurance that
transactions are recorded as
necessary to permit preparation of
financial statements in accordance
with generally accepted
accounting principles, and that
receipts and expenditures of the
Fund are being made only in
accordance with authorizations of
management and directors of the
Fund; and (3) provide reasonable
assurance regarding prevention or
timely detection of unauthorized
acquisition, use, or disposition of
the Fund's assets that could have
a material effect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or
detect misstatements. Also,
projections of any evaluation of
effectiveness to future periods are
subject to the risk that controls
may become inadequate because
of changes in conditions, or that
the degree of compliance with the
policies or procedures may
deteriorate.

A deficiency in internal control
over financial reporting exists
when the design or operation of a
control does not allow
management or employees, in the
normal course of performing their
assigned functions, to prevent or
detect misstatements on a timely
basis. A material weakness is a
deficiency, or a combination of
deficiencies, in internal control
over financial reporting, such that
there is a reasonable possibility
that a material misstatement of the
Fund's annual or interim financial
statements will not be prevented
or detected on a timely basis.

Our consideration of the Fund's
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal control
that might be material weaknesses
under standards established by the
Public Company Accounting
Oversight Board (United States).
However, we noted no
deficiencies in the Fund's internal
control over financial reporting
and its operation, including
controls over safeguarding
securities, that we consider to be a
material weakness as defined
above as of March 31, 2012.

This report is intended solely for
the information and use of
management and the Board of
Directors of the Fund and the
Securities and Exchange
Commission and is not intended
to be and should not be used by
anyone other than these specified
parties.

KPMG LLP

New York, New York
May 29, 2012